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                                                                  Exhibit 32(a)

                       ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
                               Certificate Pursuant to Section 906
                                 of Sarbanes - Oxley Act of 2002
                                       CERTIFICATION OF CEO

         The undersigned, Kirk R. Oliver, Manager, functioning as Chief Executive Officer of Oncor Electric Delivery Transition Bond Company LLC (the "Company"), DOES HEREBY CERTIFY that:

   1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 14th day of November, 2003.





                                              /s/ Kirk R. Oliver
                                     --------------------------------------
                                     Name:    Kirk R. Oliver
                                     Title:   Manager, functioning as Chief
                                              Executive Officer




A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Transition Bond Company LLC and will be retained by Oncor Electric Delivery Transition Bond Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.